Exhibit 99.01

Contact:

Robert J. Hanks, Chief Executive Officer

Harbor Acquisition Corporation

(617) 624-8409

FOR IMMEDIATE RELEASE

BOSTON, MA, MAY 30, 2006 -  HARBOR ACQUISITION CORPORATION (AMEX: HAC, HAC.U, HAC.WS) announced today that beginning May 30, 2006, the holders of the Company’s units may separately trade the shares of common stock and warrants included in the units. The units will continue to trade on the American Stock Exchange under the symbol HAC.U. The common stock and warrants will trade on the American Stock Exchange under the symbols HAC and HAC.WS, respectively.

Ferris, Baker Watts, Incorporated, acting as lead underwriter, authorized the separate trading of the units, common stock and warrants, as of May 30, 2006.

Harbor Acquisition Corporation is a blank check company formed for the purpose of acquiring an operating business in the consumer or industrial products sectors. On May 1, 2006, Harbor raised $82,800,000 in gross proceeds through an initial public offering of 13,800,000 Units, each Unit consisting of one share of Common Stock and two Warrants, each warrant enabling the holder to purchase one share of Common Stock. The closing included the full exercise of the underwriters’ over-allotment option.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of the Company to satisfy the conditions to complete the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements.